CODE OF ETHICS

State Street Master Funds

State Street Institutional Investment Trust

(the “Trusts” and each a “Trust”)

Each Trust adopts this Code of Ethics, effective as of February 16, 2012 pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), with respect to certain types of personal securities transactions and to establish reporting requirements and enforcement procedures with respect to such transactions.

I. DEFINITIONS

1.	“Access Person” shall have the same meaning as that set forth in Rule 17j-1(a)(1) under the 1940 Act.

2.	“Adviser” shall mean SSgA Funds Management, Inc. (“SSgA” or the “Adviser”). For purposes of this policy, any reference to Adviser may include reference to any sub-adviser for that Fund.

3.	“Beneficial Ownership” shall be interpreted in the manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

4.	“Code” means this Code of Ethics.

5.	A Security is being “considered for purchase or sale” by a Fund when a recommendation that such Fund purchase or sell the Security has been made by the Adviser or an Access Person of the Adviser or Trust.

6.	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Generally it means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

7.	“Compliance Officer” shall mean the Chief Compliance Officer of the Trust or his/her designee.

8.	“Fund” or “Funds” shall mean the portfolio series of the Trust.

9.	“Interested Person” shall have the meaning as considered in Section 2(a)(19) of the 1940 Act.

10.	“Independent Trustee” shall mean any trustee of the Trust who is not an Interested Person of the Trust.

11.	“Investment Company Access Person” shall mean a trustee, officer or advisory person, as defined in Rule 17j-1(a)(2) under the 1940 Act, of the Trust other than an Independent Trustee or an Adviser Access Person.

12.	“Investment Personnel” shall mean the portfolio managers and other employees of the Trust or the Adviser who participate in making investment recommendations to the Trust, and persons in a Control relationship to the Trust who obtain information about investment recommendations made to the Trust.

13.	“Purchase” or “sale” of a Security includes, among other things, any option to purchase or sell a Security, and any security convertible into or exchangeable for a Security.

14.	“Security” shall have the same meanings as that set forth in Section 2(a)(36) of the 1940 Act (generally, all securities) and shall include exchange traded funds and securities that operate in a substantially similar manner as traditional exchange traded funds except that it shall not include securities issued by the Government of the United States or an agency or instrumentality thereof (including all short-term debt securities which are “government securities” within the meaning of Section 2(a)(16) of the 1940 Act), bankers’ acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

II. GENERAL FIDUCIARY OBLIGATIONS

1.	No Access Person of the Trust, in connection with the purchase or sale, directly or indirectly, by such Access Person of a Security held or to be acquired by the Trust (within the meaning of Rule 17j-1(a)(10) under the 1940 Act) shall:

(a)	Employ any device, scheme or artifice to defraud the Trust;

(b)	Make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(c)	Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

(d)	Engage in any manipulative practice with respect to the Trust.

2.	Each investment adviser, distributor and any sub-adviser to the Trust is required to adopt a written code of ethics reasonably designed to prevent Access Persons from engaging in the conduct set forth above.

III. ANNUAL REPORTS

1.	Annually, the Compliance Officer shall provide a written report to the trustees of the Trust of all issues arising under this Code or the code of ethics of any adviser, distributor or sub-adviser since the last such report, including but not limited to, information about material code or procedure violations and sanctions imposed in response to those material violations. Additionally, on an annual basis, the Adviser will provide the trustees of the Trust a written certification which certifies to the trustees of the Trust that the Adviser has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.

IV. INVESTMENT ADVISER PERSONAL SECURITIES TRANSACTIONS

1.	Each investment adviser is required to adopt a written code of ethics requiring the reports required under Rule 17j-1 under the 1940 Act. Access Persons who are employees of the investment adviser, distributor or sub-adviser shall file such reports with the investment adviser or sub-adviser as applicable, and such filings shall be deemed to be filings with the Trust under this Code, and shall at all times be available to the Trust. Investment Personnel must pre-clear all investments in IPOs and private placements with the Compliance Officer.

V. CONDUCT OF INDEPENDENT TRUSTEES

1.	Prohibited Purchases and Sales. No Independent Trustee of the Trust shall purchase or sell, directly or indirectly, any Security in which such Independent Trustee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to such Independent Trustee’s actual knowledge at the time of such purchase or sale:

(a)	is being considered for purchase or sale by a Fund; or

(b)	is being purchased or sold by a Fund.

2.	Exempted Transactions. The prohibitions above shall not apply to:

(a)	purchases or sales effected in any account over which the Independent Trustee has no direct or indirect influence or control;

(b)	purchases or sales which are non-volitional on the part of the Independent Trustee;

(c)	purchases or sales which are part of an automatic dividend reinvestment plan;

(d)	purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(e)	sales of securities held in a margin account to the extent necessary in order to meet margin requirements;

(f)	purchases or sales other than those exempted in (a) through (e) above,

(i)	which will not cause the Independent Trustee to gain improperly a personal profit as a result of such Independent Trustee’s relationship with the Trust, or

(ii)	which are only remotely potentially harmful to a Fund because the proposed transaction would be unlikely to affect a highly institutional market, or

(iii)	which, because of the circumstances of the proposed transaction, are not related economically to the Securities purchased or sold or to be purchased or sold by a Fund, and in each case which are previously approved by the Compliance Officer of the Trust, which approval shall be confirmed in writing.

3.	Reporting.

(a)	Whether or not one of the exemptions listed in Section V.2 hereof applies, each Independent Trustee of the Trust shall file with the Compliance Officer of the Trust a written report containing the information described in this Section V.3(b) of this Code with respect to each transaction in any Security in which such Independent Trustee has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership, if such Independent Trustee, at the time the transaction was entered into, actually knew, or in the ordinary course of fulfilling official duties as a trustee of the Trust should have known, that during the fifteen (15) day period immediately preceding or after the date of that transaction:

(i)	such Security was or is to be purchased or sold by a Fund, or

(ii)	such Security was or is being considered for purchase or sale by a Fund;

provided, however, that such Independent Trustee shall not be required to make a report with respect to any transaction effected for any account over which such Independent Trustee does not have any direct or indirect influence or control. Each such report shall be deemed to be filed with the Trust for purposes of this Code, and may contain a statement that the report shall not be construed as an admission by the Independent Trustee that such Independent Trustee has any direct or indirect Beneficial Ownership in the Security to which the report relates;

(b)	Such report shall be made not later than thirty (30) days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(i)	the date of the transaction, exchange ticker symbol or CUSIP number (if applicable), the title of and the number of shares, interest rate and maturity (if applicable) and the principal amount of each Security involved;

(ii)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	the price at which the transaction was effected; and

(iv)	the name of the broker, dealer or bank with or through whom the transaction was effected.

Any report concerning a purchase or sale prohibited under Section V.1 hereof with respect to which the Independent Trustee relies upon one of the exemptions provided in Section V.2 shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

4.	Review. The Compliance Officer of the Trust shall review or supervise the review of the personal securities transactions reported pursuant to Section V.3(b). As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of the Trust to determine whether a violation of this Code may have occurred. If the Compliance Officer of the Trust determines that a violation may have occurred, the Compliance Officer of the Trust shall submit the pertinent information regarding the transaction to the trustees of the Trust. The trustees shall evaluate whether a material violation of this Code has occurred, taking into account all the exemptions provided under Section V.2. Before making any determination that a violation has occurred, the trustees shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall consult with counsel for the Independent Trustee whose transaction is in question.

5.	Sanctions. If the trustees of the Trust determine that a material violation of this Code has occurred with respect to the other trustees, the trustees may take such action and impose such sanctions as said trustees deem appropriate.

VI. CONDUCT OF INVESTMENT COMPANY ACCESS PERSONS

1.	Prohibited Purchases and Sales. No Investment Company Access Person shall purchase or sell, directly or indirectly, any Security in which such Investment Company Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to such Investment Company Access Person’s actual knowledge at the time of such purchase or sale:

(a)	is being considered for purchase or sale by a Fund; or

(b)	is being purchased or sold by a Fund.

2.	Exempted Transactions. The prohibitions above shall not apply to:

(a)	purchases or sales effected in any account over which the Investment Company Access Person has no direct or indirect influence or control;

(b)	purchases or sales which are non-volitional on the part of the Investment Company Access Person;

(c)	purchases or sales which are part of an automatic dividend reinvestment plan;

(d)	purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

(e)	sales of securities held in a margin account to the extent necessary in order to meet margin requirements;

(f)	purchases or sales other than those exempted in (a) through (e) above,

(i)	which will not cause the Investment Company Access Person to gain improperly a personal profit as a result of such Investment Company Access Person’s relationship with the Trust, or

(ii)	which are only remotely potentially harmful to a Fund because the proposed transaction would be unlikely to affect a highly institutional market, or

(iii)	which, because of the circumstances of the proposed transaction, are not related economically to the Securities purchased or sold or to be purchased or sold by a Fund, and in each case which are previously approved by the Compliance Officer of the Trust, which approval shall be confirmed in writing.

3.	Reporting.

(a)	Whether or not one of the exemptions listed in Section VI.2 hereof applies, each Investment Company Access Person of the Trust shall file with the Compliance Officer of the Trust:

(b)	Within 10 days of becoming an Investment Company Access Person, an initial holdings report which must include information current as of a date no more than 45 days from the date of becoming an Investment Company Access Person. Such report shall contain the title of, the number of shares of, and the principal amount of each security beneficially owned by the Investment Company Access Person and the name of the broker with which the account is maintained;

(c)	An annual holdings report which updates the information provided in the initial holdings report which must include information current as of a date no more than 45 days from the date of the end of the calendar year;

(d)	A quarterly transaction report containing the information described in below with respect to each transaction in any Security in which such Investment Company Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership; provided, however, that such Investment Company Access Person shall not be required to make a report with respect to any transaction effected for any account over which such Investment Company Access Person does not have any direct or indirect influence or control. Each such report shall be deemed to be filed with the Trust for purposes of this Code, and may contain a statement that the report shall not be construed as an admission by the Investment Company Access Person has any direct or indirect Beneficial Ownership in the Security to which the report relates. Such report shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(i)	the date of the transaction, exchange ticker symbol or CUSIP number (if applicable), the title of and the number of shares, interest rate and maturity (if applicable) and the principal amount of each Security involved;

(ii)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(iii)	the price at which the transaction was effected;

(iv)	the name of the broker, dealer or bank with or through whom the transaction was effected; and

(v)	date of submission of the report.

Any report concerning a purchase or sale prohibited under Section VI.1 hereof with respect to which the Investment Company Access Person relies upon one of the exemptions provided in Section VI.2 shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

4.	Review. The Compliance Officer of the Trust shall review or supervise the review of the personal securities transactions reported pursuant to Section VI.3. As part of that review, each such reported securities transaction shall be compared against completed and contemplated portfolio transactions of the Trust to determine whether a violation of this Code may have occurred. If the Compliance Officer of the Trust determined that a violation may have occurred, the Compliance Officer of the Trust shall submit the pertinent information regarding the transaction to the trustees of the Trust. The trustees shall evaluate whether a material violation of this Code has occurred, taking into account all the exemptions provided under Section VI.2. Before making any determination that a violation has occurred, the trustees shall give the person involved an opportunity to supply additional information regarding the transaction in question and shall consult with counsel for the Investment Company Access Person whose transaction is in question.

5.	Sanctions. If the trustees of the Trust determine that a material violation of this Code has occurred, the trustees may take such action and impose such sanctions as said trustees deem appropriate.

VII. INVESTMENT PERSONNEL

1.	Investments in IPOs and Private Placements. In addition to the applicable provisions noted above, Investment Personnel must pre-clear all investments in IPOs and Private Placements with the Compliance Officer.

VIII. MISCELLANEOUS PROVISIONS

1.	Amendment or Revision of Adviser’s, distributor’s or sub-Adviser’s Code of Ethics. Any amendment or revision of the Adviser’s Code of Ethics, the distributor’s Code of Ethics or the sub-adviser’s Code of Ethics shall be deemed to be an amendment or revision of this Code, and such amendment or revision shall be promptly furnished to the Independent Trustees of the Trust.

2.	Records. The Trust shall maintain records in the manner and to the extent set forth below, which records may be maintained on the media, or under the conditions, described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission:

(a)	A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

(b)	A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

(c)	A copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which its is made, the first two years in an easily accessible place;

(d)	A list of persons who are, or within the past five years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place; and

(e)	A record of all IPO and private placement investments permitted and the reasons therefore.

The Trust’s investment adviser or sub-adviser and/or administrator may maintain the above records on behalf of the Trust.

3.	Confidentiality. All reports of securities transactions and any other information filed with the Trust or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.

4.	Interpretation of Provisions. The trustees of the Trust may from time to time adopt such interpretation of this Code as they deem appropriate.

5.	Effect of Violation of this Code. In adopting Rule 17j-1 under the 1940 Act, the Securities and Exchange Commission specifically noted in Investment Company Act Release No. 11421 that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a per se unlawful act prohibited by the general anti-fraud provisions of Rule 17j-1. In adopting this Code, it is not intended that a violation of this Code is or should be considered to be a violation of Rule 17j-1 under the 1940 Act.

Adopted: May 17, 2000

Amended: September 16, 2004

Amended: February 18, 2010

Amended: February 16, 2012

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